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                                                                    EXHIBIT 4.1

October  5, 2001



BH Capital Investments, L.P.
175 Bloor Street East
South Tower, 7th floor
Toronto, Ontario, Canada M4W 3R8
Attention:  Henry Brachfield, President

Excalibur Limited Partnership
33 Prince Arthur Avenue
Toronto, Ontario, Canada  M5R 1B2
Attention:  William Hechter, President

Gentlemen:

On behalf of Galaxy Nutritional Foods Company ("Galaxy"), I am enclosing two Stock Purchase Warrant Agreements ("Warrants"). These Warrants are being issued to you in consideration of consulting services provided Galaxy by BH Capital Investments, L.P. ("BH Capital") and Excalibur Limited Partnership ("Excalibur") to introduce the Company to customers in Canada over the next twelve months.

Each of the Warrants gives the holders the right to purchase up to 60,000 shares of Galaxy Common Stock at an exercise price of $5.86. Each Warrant will expire five years from the date of issuance which is October 5, 2006. Galaxy also agrees to register the shares underlying the Warrants by filing a registration statement on Form S-3, or if S-3 is unavailable,Galaxy will use such other form as is available for such registration. Galaxy agrees to file this registration with the SEC, on or about February 1, 2002.

Please acknowledge acceptance of the terms of our consulting arrangement and the Warrant s attached herewith by signing where indicated below and faxing the executed copies to 407-855-1099.

Sincerely,

/s/ Angelo S. Morini
-------------------------------------

Angelo S. Morini
Chairman, President & CEO
GALAXY NUTRITIONAL FOODS, INC.

Agreed to and Accepted by:
BH CAPITAL INVESTMENTS, L.P.                 Excalibur Limited Partnership
By: HB & Co., Inc.                           By: Excalibur Capital
    its General Partner                          Management, Inc.


  /s/ Henry Brachfield                        /s/ William Hechter
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Henry Brachfield, President                  William Hechter, President